UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2023

SYRA HEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41822	85-4027995
(State or other jurisdiction	(Commission	(I. R. S. Employer
of incorporation)	File Number)	Identification No.)

1119 Keystone Way N. #201

Carmel, IN 46032

(Address of principal executive offices, including zip code)

(463) 345-8950

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	SYRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of October 3, 2023, each of Sherron Rogers, Andrew Dahlem, Vijayapal Reddy, Ketan Paranjape, and Avutu Reddy were appointed to serve as members of Syra Health Corp.’s (the “Company’s”) board of directors (the “Board”). In addition, effective as of October 3, 2023, each of Sherron Rogers, Ketan Paranjape and Avutu Reddy were appointed as members of the Company’s audit committee, with Sherron Rogers serving as chair; Vijayapal Reddy and Avutu Reddy were appointed as members of the Company’s compensation committee, with Avutu Reddy serving as chair; and Vijayapal Reddy and Avutu Reddy were appointed as members of the Company’s nominating and corporate governance committee, with Vijayapal Reddy serving as chair.

Each of Sherron Rogers, Ketan Paranjape, Avutu Reddy, Vijayapal Reddy and Andrew Dahlem is deemed an “independent” director as such term is defined by the rules of The Nasdaq Stock Market LLC. There are no family relationships between any of Sherron Rogers, Andrew Dahlem, Vijayapal Reddy, Ketan Paranjape, and Avutu Reddy and any of our other officers and directors. There is no arrangement or understanding between any of Sherron Rogers, Andrew Dahlem, Vijayapal Reddy, Ketan Paranjape, and Avutu Reddy and any other persons pursuant to which Sherron Rogers, Andrew Dahlem, Vijayapal Reddy, Ketan Paranjape, and Avutu Reddy were appointed as directors. There are no related party transactions involving any of Sherron Rogers, Andrew Dahlem, Vijayapal Reddy, Ketan Paranjape, and Avutu Reddy that are reportable under Item 404(a) of Regulation S-K.

Set forth below is the biographical information of each newly appointed director.

Sherron Rogers

Ms. Rogers has over 19 years of senior leadership experience. Since March 2022, Ms. Rogers has served as the Chief Financial Officer of Johns Hopkins All Children’s Hospital. Previously, from August 2020 to March 2022, Ms. Rogers served as the Chief Financial Officer and Chief Strategy Officer of Eskenazi Health, a public hospital that offers a comprehensive range of inpatient, primary and specialty care services. Prior to serving in those roles, Ms. Rogers served as the Vice President of Business Development and Operational Excellence and Strategy at Eskenazi Health. In addition, from 2005 to 2016 Ms. Rogers served in a variety of leadership roles at Indiana University Health, including as Vice President and Transformation Officer, and from 2003 to 2005, Ms. Rogers served as a director and Lean Six Sigma Black Belt at Cummins Inc. (NYSE: CMI). Ms. Rogers holds a Master of Science degree in Information Science and a Bachelor of Arts degree in Psychology from Indiana University, Bloomington. The Company believes that Ms. Rogers is qualified to serve as a member of the Company’s Board because of her experience in senior leadership roles and background in healthcare.

Andrew M. Dahlem, PhD

Since November 2018, Dr. Dahlem has served as Senior Research Professor of Medicine at the Indiana University School of Medicine and also served as Chief of the Division of Clinical Pharmacology until May 2022. Dr. Dahlem is co-founder and has served as an advisor to Gate Neurosciences, a biotechnology company focused on new therapies for treatment resistant depression, since April 2019 and President of Dr. Dahlem Consulting LLC, advising on the discovery and development of novel therapeutics for academia, biotech and the pharmaceutical industry since May 2018. Furthermore, Dr. Dahlem also served as Vice President of Research Operations and Chief Operating Officer of Lilly Research Laboratories and Lilly Research Laboratories Europe at Eli Lilly and Company until his retirement in December 2017. Moreover, Dr. Dahlem has served in various other capacities at Eli Lilly and Company including Vice President of Toxicology, Drug Disposition, Pharmacokinetics; Executive Director of Toxicology and Drug Disposition; Director of Drug Disposition and Biochemical Toxicology; Head of Biochemical Toxicology; and Senior Pharmacologist. Dr. Dahlem holds a Doctor of Philosophy degree in Toxicology from the College of Veterinary Medicine at the University of Illinois at Urbana-Champaign and a Bachelor of Science degree from The Ohio State University. The Company believes that Dr. Dahlem is qualified to serve as a member of the Company’s Board because of his medical background and diverse experience in biotechnology over more than 30 years.

Vijayapal R. Reddy, DABT, DVM, PhD

Dr. Reddy is a drug development professional with over 30 years of experience in drug discovery and development in global pharmaceutical industry. Since August 2017, Dr. Reddy has served as an advisor as well as a Director of VIPRA, LLC, a consulting company. Dr. Reddy currently serves as a consultant for various pharmaceutical, biotechnology and vaccine companies. From 2007 to 2017, Dr. Reddy served as a Senior Researcher Advisor/Executive Director at Lilly Research Laboratories, at Lilly, where he led nonclinical safety and regulatory assessments on several cross functional programs at different stages of development. In addition, Dr. Reddy has served in various other capacities including Head of Cancer Research, Nonclinical Safety Assessment (2004-2006); Senior Research Scientist, Nonclinical Safety Assessment (2000-2004); Research Scientist, Nonclinical Safety Assessment (1998-2001); and Senior Toxicologist, Nonclinical Safety Assessment (1995-1997). Dr. Reddy was previously Senior Research Investigator at Sterling Winthrop/Sanofi Pharmaceuticals (1994-1995). Dr. Reddy holds a post-Doctoral degree in Toxicology from the University of Nebraska Medical Center, a Doctor of Philosophy degree in Toxicology from Utah State University, a Master of Science degree in Toxicology from the University of Mississippi Medical Center and a Veterinary Medicine degree from the AP Agricultural University. The Company believes that Dr. Reddy is qualified to serve as a member of the Company’s Board because of his medical and scientific background and experience in scientific research.

Ketan Paranjape, PhD

Since April 2018, Dr. Paranjape has served as the Vice President of Roche Information Solutions, and since September 2020, he has served as the Vice President of Commercial Business Operations, Business Intelligence and Analytics at Roche Diagnostics, a multinational healthcare company. Since September 2019, Dr. Paranjape has been included on the World Health Organization’s roster of digital health experts which was established to advise the World Health Organization Secretariat. Since June 2022, Dr. Paranjape has served as a member of the board of directors of Indy Chamber, a non-profit organization that is dedicated to economic development in the Indianapolis region. Since September 2021, he has served on the Dean’s Advisory Council at Indiana University’s Luddy School of Informatics, Computing, and Engineering, and since February 2021, he has served as Advisory Board Member at the University of Wisconsin-Madison, Department of Electrical and Computer Engineering. Since February 2021, he has also been a member of the digital health executive leadership group at AdvaMed, a medical technology trade association, and since June 2021, he has served as an Advisory Council Member at Human Health Education and Research Foundation, a non-profit organization bringing health and awareness to the top of global agendas in an equitable and holistic approach. From September 2017 to December 2020, Dr. Paranjape served as an Honorary Research Fellow at Imperial College of London, School of Public Health, and from September 2017 to December 2020, he served as a Visiting Technical Advisor in Artificial Intelligence for Health at Lee Kong Chian, School of Medicine. From July 2015 to December 2020, Dr. Paranjape served as a Member of the U.S. Department of Health and Human Services Precision Medicine Task Force (U.S. Health IT Standards Committee), and from April 2018 to April 2019, he served as Advisory Board Member at Health 2047, a business formation and commercialization enterprise, and Managing Director at Health 2047 from October 2016 to March 2018. Dr. Paranjape holds a Doctor of Philosophy degree in Artificial Intelligence in Healthcare from Amsterdam University Medical Center, a Master of Business Administration degree from the University of Oregon, a Master of Science degree in Electrical and Computer Engineering from the University of Wisconsin-Madison and a Bachelor of Science degree in Electrical Engineering from the University of Pune. The Company believes that Dr. Paranjape is qualified to serve as a member of the Company’s Board because of his engineering and commercial background and experience in advisory roles, technology and product development.

Avutu S. Reddy, PhD

Dr. Reddy has over 20 years of leadership experience in both in research and development and business. Since October 2017, Dr. Reddy has served as the Strategic Scientific and Emerging Business Intelligence Leader at Corteva Agriscience (NYSE: CTVA), an agricultural chemical and seed company and spin-off from Dow-DuPont. Dr. Reddy joined Dow AgroSciences in January 1999 and served in various roles including R&D Innovation Incubator Leader from January 2015 to December 2017; Competitive Intelligence Leader from January 2009 to December 2017; Global Traits Discovery Platform Leader from January 2005 to December 2008; Global Leader of Molecular Biology and Traits from January 2002 to December 2004; and Global Leader of Genomics from January 1999 to December 2001. He has served on various committees and management teams including The Dow Chemical Company Biotechnology Advisory Board, Dow Agrosciences Global Leadership Team, Global Discovery Investment Strategy Team, and Technology Strategy Committee. Prior to joining Dow AgroSciences, he was an Assistant Professor in the Department of Soil & Crop Sciences, and the Director of the Crop Genome Technology Unit of Norman Borlaug Crop Biotechnology Center at Texas A&M University from January 1994 to December 1998. From April 1990 to December 1993, Dr. Reddy completed post-doctoral research at Texas A&M University Department of Biology supported by Rhône-Poulenc and at the CNRS Unit, Université de Perpignan, France supported by The Rockefeller Foundation from January1989 to March 1990. Dr. Reddy holds a Doctor of Philosophy degree and Master of Science from Acharya Nagarjuna University, a Master of Education degree from Annamalai University and Bachelor of Science and Bachelor of Education degrees from S.V. University. The Company believes that Dr. Reddy is qualified to serve as a member of the Company’s Board because of his academic background and diverse experience in a multinational company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the closing of the Company’s initial public offering (the “Offering”), on October 3, 2023, the Company adopted amended and restated bylaws (the “Amended and Restated Bylaws”). A copy of the Amended and Restated Bylaws are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 8.01. Other Events.

On September 29, 2023, the Company issued a press release announcing the pricing of the Offering and, on October 3, 2023, the Company issued a press release announcing the closing of the Offering. A copy of the press release announcing the pricing of the Offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference, and copy of the press release announcing the closing of the Offering is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibit

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Syra Health Corp.
99.1	Press Release dated September 29, 2023
99.2	Press Release dated October 3, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYRA HEALTH CORP.

Date: October 4, 2023	By:	/s/ Deepika Vuppalanchi
Deepika Vuppalanchi Chief Executive Officer

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